UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

Omni Bio Pharmaceutical, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5350 South Roslyn, Suite 430, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 867-3415
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On April 24, 2014, Omni Bio Pharmaceutical, Inc. (the “Company”) entered into a Development and Manufacturing Services Agreement (the “Agreement”) with Gallus BioPharmaceuticals LLC (“Gallus”), under which certain cell line optimization and process development work will be conducted by Gallus for the Company’s Fc-AAT 2 molecule. The intended outcome of the Agreement is for Gallus to manufacture material for the Company to use in preclinical toxicology studies and early trials in humans. It is anticipated that the first phase of these activities will be performed over a 7 to 8 month period at a cost to the Company of up to $700,000. The Agreement contains customary representations, warranties, covenants, termination and indemnification provisions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement.  We will file a copy of the Agreement as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.
Date: April 29, 2014

	By:	/s/ Bruce Schneider
Bruce Schneider
Chief Executive Officer